Exhibit 1.1

NEWPAGE CORPORATION

11.375% Senior Secured Notes due 2014

Purchase Agreement (the "Agreement")

September 17, 2009

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

As representatives of the several Purchasers

named in Schedule I hereto (the "Representatives")

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

NewPage Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (each individually, a "Purchaser" and collectively, the "Purchasers") an aggregate of $1.7 billion principal amount of the Company's 11.375% Senior Secured Notes due 2014 (the "Securities") yielding approximately $1,598,000,000 of gross proceeds (after original issue discount, but before fees and expenses). The Securities are to be issued pursuant to an indenture (the "Indenture"), dated as of September 30, 2009, among the Company, the Guarantors identified on Schedule IV (each a "Guarantor," and collectively, the "Guarantors") and The Bank of New York Mellon, as trustee (the "Trustee"). The Securities will be unconditionally guaranteed as to the payment of principal, premium and interest (including special interest, if any) (the "Guarantees"), by the Guarantors.

The Securities and Guarantees will be secured on a first-priority basis by substantially all of the Company's and the Guarantors' present and future property and assets, other than cash, deposit accounts, accounts receivable, inventory, capital stock of the Company's subsidiaries and intercompany debt and will be secured on a second-priority basis by substantially all of the Company's and the Guarantors' present and future cash, deposit accounts, accounts receivables and inventory (the "Collateral"), granted to the Collateral Trustee (as defined below) pursuant to (i) the collateral trust agreement, dated as of May 2, 2005 (the "Collateral Trust Agreement"), as amended by the First Amendment to Collateral Trust Agreement, dated as of September 11, 2009, among the Company, NewPage Holding Corporation, a Delaware corporation (the "Parent"), the Guarantors, the Trustee, Goldman Sachs Credit Partners L.P., as administrative agent under the Term Loan Credit and Guaranty Agreement, dated as of December 21, 2007, as amended by the First Amendment to Term Loan Credit and Guaranty Agreement, dated as of September 11, 2009, among the Company, the Parent, the Guarantors, and the various agents and lender parties named therein (the "Term Loan Facility") and The Bank of New York Mellon (formerly known as The Bank of New York), as collateral trustee (the "Collateral Trustee"), (ii) the priority lien debt pledge and security agreement, dated as of December 21, 2007 (the "Pledge and Security Agreement"), to be amended by the First Amendment to Pledge and Security Agreement, dated as of September 30, 2009 (the "'First Amendment to the Pledge and Security Agreement"), entered into among the Company, the Parent, the Guarantors and the Collateral Trustee, (iii) the several patent and trademark security agreements (the "IP Security Agreements"), entered into by the Company or any Guarantor, as applicable, and the Collateral Trustee, (iv) the Amended Mortgages (as defined herein) encumbering certain properties owned in fee or leased by either of the Company or any Guarantor (collectively, the "Mortgaged Properties"), entered into by the Company or such Guarantor, as applicable, and the Collateral Trustee, (v) one or more account control agreements (collectively, the "Account Control Agreements"), entered into between the Company or any Guarantor, as applicable, the Collateral Trustee, the applicable depositary bank and JPMorgan Chase Bank, as collateral agent (the "Collateral Agent") under the Revolving Credit and Guaranty Agreement, dated as of December 21, 2007 (the "Revolving Facility" and, together with the Term Loan Facility, the "Credit Facilities"), as amended by the First Amendment to Revolving Credit and Guaranty Agreement, dated as of September 11, 2009, among the Company, the Parent, the Guarantors, and the various agents and lender parties named therein, (vi) the intercreditor agreement, dated as of May 2, 2005 (the "Intercreditor Agreement"), among the Company, the Parent, the Guarantors, the Collateral Trustee and the Collateral Agent and (vii) all other grants or easements or transfers for security executed and delivered by either of the Company or any Guarantor granting a lien on the Collateral to the Collateral Trustee (together with the Collateral Trust Agreement, the Pledge and Security Agreement, the First Amendment to Pledge and Security Agreement, the IP Security Agreements, the Amended Mortgages, the Account Control Agreements and the Intercreditor Agreement, collectively, the "Collateral Documents"). The proceeds from the issuance and sale of the Securities, together with borrowings under the Revolving Facility, will be used to repay the Term Loan Facility in its entirety, and to pay fees and expenses related to the offering and sale of the Securities.

1. The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering circular, dated September 16, 2009 (the "Preliminary Offering Circular"), and an offering circular, dated September 17, 2009 (the "Offering Circular"), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the "Pricing Circular." Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include each of the Company's and Parent's most recent Annual Report on Form 10-K and all subsequent documents filed by the Company and Parent with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the date of such circular, to the extent incorporated by reference therein, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission by the Company and Parent pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date, to the extent incorporated by reference in such circular, and (ii) any Additional Issuer Information (as defined in Section 5(f)) and any Company Supplemental Disclosure Document (as defined in Section 6(a)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereof. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(b) For the purposes of this Agreement, the "Applicable Time" is 1:30 pm (Eastern time) on the date of this Agreement; the Pricing Circular, as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c) Neither the Company nor any of its Subsidiaries (as defined in the Description of Notes contained in the Offering Circular) has sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any material change in the capital stock or other equity interests or long term debt of the Company or any of its Subsidiaries except as set forth or contemplated in the Pricing Circular or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, other than as set forth or contemplated in the Pricing Circular;

(d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture (as defined herein), the Registration Rights Agreement (as defined herein) and the Securities;

(e) Each Guarantor has all requisite limited liability company or corporate power, as the case may be, and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantees;

(f) At the Time of Delivery (as defined herein), each of the Company's Subsidiaries that (i) is formed under the laws of the United States or any state of the United States or the District of Columbia or (ii) guarantees the Company's obligations under the Indenture, is named as a Guarantor under this Agreement and is a guarantor of the Securities except for Consolidated Water Power Company which shall be designated an Unrestricted Subsidiary (as defined in the Indenture);

(g) Other than as disclosed in the Pricing Circular, the Company does not own capital stock or other equity interests of any corporation or entity other than the Guarantors, which would be required by the Indenture to be a Guarantor thereunder;

(h) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as are described in the Pricing Circular, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and with such exceptions as would not have a Material Adverse Effect (as defined below); and any real property and buildings held under lease or license agreement by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases or license agreements with such exceptions as would not individually or in the aggregate have a material adverse effect on the business, prospects, condition (financial or otherwise), earning or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect") and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or in good standing in any such jurisdiction would not individually or in the aggregate, result in a Material Adverse Effect; and as of the date hereof, each Subsidiary of the Company has been duly organized and is validly existing as an entity in good standing under the laws of its jurisdiction of organization;

(j) Upon consummation of the issuance and sale of the Securities, the Company will have an authorized capitalization as set forth in the Pricing Circular, and all of the issued equity interests of the Company will have been duly and validly authorized and issued and are fully paid and non assessable; and all of the issued shares of capital stock or other equity interest of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for those existing under the Credit Facilities;

(k) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and the Indenture will constitute, a valid and legally binding instrument of the Company and each of the Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular in all material respects and will be in substantially the form previously delivered to you;

(l) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Purchasers, constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(m) At the Time of Delivery, the Guarantees will have been duly authorized by each of the Guarantors, and when issued and delivered by the Guarantors, will have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indenture, and enforceable against them in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(n) The Exchange and Registration Rights Agreement to be dated as of the Time of Delivery, among the Company, the Guarantors and the Purchasers (the "Registration Rights Agreement"), has been duly authorized by each of the Company and the Guarantors, and as of the Time of Delivery, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided that no representation is made with respect to Section 6 of the Registration Rights Agreement relating to indemnification and contribution;

(o) The Exchange Securities (as defined herein) have been duly authorized for issuance by the Company and, when executed, authenticated, issued and delivered pursuant to this Agreement, the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indentures and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(p) The guarantees of the Company's obligations under the Exchange Securities (the "Exchange Guarantees") to be offered in exchange for the Guarantees in the Exchange Offer have been duly authorized by each of the Guarantors, and, when duly executed, issued and delivered, will constitute valid and legally binding obligations of such Guarantors, entitled to the benefits provided by the Indentures under which they are to be issued, which will be substantially in the form previously delivered to you as an exhibit to the form of Indentures, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(q) The Company and each of the Guarantors have all requisite limited liability company or corporate power and authority, as the case may be, to enter into any and all agreements and instruments ancillary to or entered into in connection with the issuance and sale of the Securities;

(r) The First Amendment to Pledge and Security Agreement has been duly and validly authorized by the Company and each of the Guarantors. When the First Amendment to Pledge and Security Agreement has been duly executed and delivered, the First Amendment to Pledge and Security Agreement will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and such Guarantors in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(s) With respect to any Mortgaged Property subject to an Amended Mortgage that is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, the Company or the applicable Guarantor has delivered evidence of flood insurance with respect to each such Mortgaged Property with respect to which the improvements thereon are located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to the Purchasers;

(t) Subject to the receipt by the applicable Guarantor of all required approvals, consents or agreements from or by any governmental authority having jurisdiction over certain Mortgaged Property located in Nova Scotia, Canada or certain leased Mortgaged Property located in Wickliffe, KY, and the Mortgage Modifications related thereto, each of the mortgages or deeds of trust encumbering the Mortgaged Properties (the "New Mortgages"), or the modifications of mortgage or modifications of deed of trust of the existing mortgages or deeds of trust, as applicable, encumbering the Mortgaged Properties (the "Mortgage Modifications"; the New Mortgages and the Mortgage Modifications are referred to collectively herein as the "Amended Mortgages"), has been duly authorized by each of the Guarantors party thereto, and the Amended Mortgages, when executed and delivered by each such Guarantor, will constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law;

(u) Subject to the receipt by the applicable Guarantor of all required approvals, consents or agreements from or by any governmental authority having jurisdiction over certain Mortgaged Property located in Nova Scotia, Canada or certain leased Mortgaged Property located in Wickliffe, KY, and the Amended Mortgages related thereto, each Amended Mortgage has been or will be duly acknowledged and recorded, and the security interest of the Collateral Trustee in the real property and fixtures described in the Amended Mortgage has created or will create a first priority lien, duly perfected on the property which it purports to encumber. The security interest of the Collateral Trustee in the real property and fixtures described in the Amended Mortgages, is duly perfected on the property which it purports to encumber. Each of the Guarantors is a "registered organization" (as defined in Article 9 of the Uniform Commercial Code (the "UCC") as in effect in the state of New York and the states in which the Company and each of the Guarantors is organized) under the law of the state in which it is identified in the Indenture, as being organized. All security interests granted by the Company and the Guarantors under the Pledge and Security Agreement in collateral (the "Existing Collateral") consisting of personal property or fixtures have been duly perfected to the extent such security interests may be perfected by filing pursuant to the filing of the financing statement in connection with the execution of the Pledge and Security Agreement or the Amended Mortgage, as applicable. At the Time of Delivery, all security interests that will be granted by the Guarantors under the Pledge and Security Agreement in collateral consisting of personal property or fixtures shall be duly perfected to the extent such security interests may be perfected by filing pursuant to the filing of the financing statement in connection with the execution of the Pledge and Security Agreement. All certificated securities, promissory notes and other instruments then evidencing or representing any collateral shall be or shall have been, delivered to the Collateral Trustee in pledge for the benefit of the holders of Obligations under the Term Loan Facility and any other holder of Priority Lien Obligations (as defined in the Collateral Trust Agreement) as security, duly endorsed in blank by an effective endorsement;

(v) As of the Time of Delivery, the Company and each of the Guarantors own or otherwise have the rights it purports to have in the collateral securing the Securities free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)), and no financing statements in respect of collateral securing the Securities will as of the Time of Delivery be on file in favor of any person other than those in respect of Permitted Liens;

(w) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(x) Prior to the date hereof, none of the Company, the Guarantors or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities and the Guarantees;

(y) The issue and sale of the Securities and the Guarantees, compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement, the Collateral Trust Agreement, this Agreement (collectively, the "Operative Documents"), the Collateral Documents and the Credit Facilities, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (except such as will not individually or in the aggregate have a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of the Company or any of its Subsidiaries, (iii) result in the imposition of a lien, other than liens permitted under the Credit Facilities, on any assets of the Company or any of the Guarantors or result in the acceleration of any indebtedness of the Company or any of the Guarantors; or (iv) result in any violation of the provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees, the grant, perfection or enforcement of security interests in the collateral pursuant to the provisions of the Credit Facilities, the Collateral Documents or the Amended Mortgages or the consummation by the Company and the Guarantors of the transactions contemplated by the Operative Documents, except for (A) the filing of a registration statement by the Company with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to the Registration Rights Agreement, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, (C) the filings required to perfect the Collateral Trustee's security interests granted pursuant to the Collateral Documents and the Amended Mortgages or (D) any consents, approvals, authorizations, orders, registrations, qualifications or other actions that have been, or prior to the Time of Delivery hereunder will be, obtained, waived or made;

(z) Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws, operating agreement or other organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any defaults under clause (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect;

(aa) The statements set forth in the Pricing Circular and the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, the Guarantees, the Indenture, and the Collateral Trust Agreement, and under the captions "Description of Certain Indebtedness" and "Certain U.S. Federal Income and Estate Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(bb) Except as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company (including each of its Subsidiaries) is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(cc) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(dd) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Circular under the caption "Use of Proceeds", will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act");

(ee) Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in this Agreement, neither the Company nor any of its Subsidiaries, nor any person acting on its or their behalf (other than the Purchasers and their affiliates as to whom the Company and the Guarantors make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, its Subsidiaries, any affiliate of the Company or its Subsidiaries and any person acting on its or their behalf (other than the Purchasers and their affiliates as to whom Company and the Guarantors make no representation) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

(ff) Assuming the accuracy of the representations, warranties and agreements of the Purchasers contained in this Agreement, within the preceding six months, neither the Company nor any other person acting on its behalf (other than the Purchasers and their affiliates as to whom the Company and the Guarantors make no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities and the Guarantees has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(gg) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its Subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(hh) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Offering Circular, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(ii) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(jj) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(kk) The market-related and industry data included in the Pricing Circular and the Offering Circular are based on third party data and upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects;

(ll) The historical consolidated financial statements (including the notes thereto) included in the Pricing Circular and the Offering Circular present fairly in all material respects the financial position, results of operations, cash flows and changes in combined equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X under the Exchange Act. The information set forth under the captions "Offering Circular Summary - Summary Historical and Pro Forma Consolidated Financial Data" included in the Offering Circular have been prepared on a basis consistent with that of the audited financial statements of the Company. The ratio of earnings to fixed charges has been calculated in compliance with Item 503(d) of Regulation S-K;

(mm) The assumptions used in the preparation of the pro forma and adjusted financial information included in the Offering Circular (including Adjusted EBITDA and Consolidated Adjusted EBITDA) are reasonable as of the time made, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

(nn) Except as disclosed in the Offering Circular, there has been no labor strike, slowdown or stoppage at the Company or any of the Company's Subsidiaries and no labor disturbance by the employees of the Company or any of the Company's Subsidiaries, to the Company's knowledge, is imminent that, in any such case, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; except as otherwise set forth or contemplated in the Pricing Circular, none of the Company or any of the Company's Subsidiaries is party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Company or any of the Company's Subsidiaries or, to the Company's knowledge, threatened against any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(oo) To the Company's knowledge, none of the Company or any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect;

(pp) Neither the Company nor any of its subsidiaries has made directly or indirectly, any payment to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the Foreign Corrupt Practices Act of 1977, as amended;

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"). The Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ss) Except as disclosed in the Pricing Circular and the Offering Circular, and except for such matters as would not (x) individually or in the aggregate, have a Material Adverse Effect or (y) require disclosure pursuant to the Securities and Exchange Commission's Regulation S K, the Company and its Subsidiaries (or, to the knowledge of the Company or the Guarantors, any other entity for whose acts or omissions the Company is or may be liable): (i) are conducting and have conducted their businesses and operations in compliance with Environmental Laws (as defined below); (ii) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Law for the conduct of their businesses ("Environmental Permits"); (iii) have not, pursuant to any contract, assumed responsibility for any known or reasonably likely material liability under Environmental Law; (iv) have not received any written notice from a governmental authority or other third party alleging violation of Environmental Law or liability thereunder (including, without limitation, liability as a "potentially responsible party" (as that term is defined under Environment Law) and/or for costs of investigating or remediating sites containing Hazardous Substances (as defined below) and/or damages to natural resources as required under Environmental Laws); (v) are not subject to any pending or, to the knowledge of the Company or the Guarantors threatened claim or other legal proceeding under any Environmental Laws against the Company or its Subsidiaries; (vi) do not have knowledge of any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures to maintain the Company's or the Subsidiaries' compliance with Environmental Law or with their Environmental Permits; and (vii) does not (a) rely on any third party for an indemnity for, or the contractual assumption of, any known material remediation obligation or known liability under Environmental Law and (b) have reasonable cause to believe that such third party will default in its obligation to comply with such indemnity or contractual assumption. As used in this paragraph, "Environmental Laws" means any and all applicable federal, state, local, and foreign laws, regulations, requirements and common law, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment. As used in this paragraph, "Hazardous Substances" means pollutants, contaminants or hazardous, dangerous or toxic substances, materials or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws;

(tt) The Company and each Guarantor are, and immediately after the Time of Delivery will be, Solvent (as defined below). As used herein, the term "Solvent" means, with respect to each of the Company and the Guarantors on a particular date, that on such date: (i) the present fair saleable value of its assets is not less than the total amount of its liabilities (including contingent liabilities); (ii) it has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, liabilities beyond its ability to pay such liabilities (including contingent liabilities) as they become due (whether at maturity or otherwise); and (iii) it does not have unreasonably small capital in relation to its business as contemplated at the Applicable Time; and

(uu) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by Company or such Guarantor to the Purchasers as to the matters covered thereby.

The Company and each of the Guarantors acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 8 hereof, counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company and each of the Guarantors hereby consent to such reliance.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to (a)(i) the initial price to the public thereof (which initial price to the public will be 93.996% of the Securities) less (ii) an amount equal to 2.171% of the principal amount thereof, plus (b) accrued interest, if any, from September 17, 2009 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3. Upon the authorization by the Representatives of the release of the Securities and the Guarantees, the several Purchasers propose to offer the Securities and the Guarantees for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) persons permitted to purchase the Securities in offshore transactions in reliance upon Regulation S under the Act;

(b) It is an Institutional Accredited Investor within the meaning of Rule 501; and

(c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities and the Guarantees to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, in Federal (same day) funds to an account designated by the Company, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities and the Guarantees to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 (the "Closing Location") The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 30, 2009 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers or the Collateral Trustee pursuant to Sections 8(h) and (i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company and each of the Guarantors agree, jointly and severally, with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you, to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Purchasers with written and electronic copies of the Offering Circular and each amendment or supplement thereto with the independent accountants' reports in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date 180 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities;

(e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) Except to the extent such documents are made publicly available on the Commission's Electronic Data Gathering Analyses and Retrieval System ("EDGAR"), or any successor system thereof, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, combined equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants)(beginning with the first year end after the date of the Offering Circular) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its securityholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail unless the delivery of such information is otherwise required by and such information is furnished under the terms of the Indenture;

(h) If not otherwise available on EDGAR, or any successor system thereof, to furnish to you copies of all reports or other communications (financial or other) furnished to securityholders of the Company, and to deliver to you (i) as soon as practicable after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission);

(i) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its controlled "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

(j) The Company shall file and use all commercially reasonable efforts to cause to be declared or become effective under the Act, on or prior to 210 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of another series of debt securities of the Company, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act;

(k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption "Use of Proceeds;"

(l) To do and perform all things required to be done and performed under the Operative Documents prior to and after the Time of Delivery; and

(m) To obtain the approval of DTC for "book-entry" transfer of the Securities and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer and to permit the Securities to be eligible for clearance and settlement through DTC.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a "Company Supplemental Disclosure Document");

(b) Each Purchaser represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a "free writing prospectus," as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a "Purchaser Supplemental Disclosure Document"); and

(c) Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Representatives is listed on Schedule II(b) hereto;

7. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing, reproduction or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the joinders to the Collateral Trust Agreement and the Intercreditor Agreement, the Collateral Documents, the Amended Mortgages, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Guarantees (other than legal preparation costs of counsel for the Purchasers); (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all expenses associated with the assignment, creation and perfection of security interests, including, without limitation, pursuant to the Collateral Documents, the Amended Mortgages and all Financing Statements, including filing fees and fees and expenses incurred by Latham & Watkins LLP incurred in connection therewith; (viii) the reasonable fees and expenses of the collateral agent and the Collateral Trustee and any agents thereof in connection with the Collateral Documents, the Amended Mortgages, the Financing Statements and the collateral; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their respective counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you their written opinions and negative assurances letter, in each case, dated the Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Schulte Roth & Zabel LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex I hereto;

(c) Counsel to the Company located in West Virginia, Nova Scotia, Maine, Wisconsin and Michigan shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex II hereto; in addition to the foregoing, real estate counsel to the Company located in Kentucky, Maine, Maryland, Michigan, Minnesota, New Hampshire, Ohio, Tennessee, West Virginia, Wisconsin and Nova Scotia shall have furnished to you their written opinion, dated the Time of Delivery, with respect to customary matters relating to real property;

(d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(e) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular (exclusive of any amendment or supplement thereto) there shall not have been any material change (other than the issue and sale of the Securities) in the capital stock, other equity interests or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, combined equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h) Each of the Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of (i) officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery and after giving effect to the consummation of the transactions contemplated by the Operative Documents, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e) and (f) of this Section and as to such other matters as you may reasonably request and (ii) the Chief Financial Officer and Chief Executive Officer of the Company satisfactory to you stating, among other things, that (i) the Securities are (a) secured by a priority lien equally and ratably with all previously existing and future priority lien debt, (b) permitted to be incurred and secured under each applicable secured debt document and (c) designated as priority lien debt for purposes of such secured debt documents and (ii) all requirements, conditions and covenants set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's lien to secure the indebtedness or obligations in respect thereof have been satisfied, subject to receipt of all governmental approvals, as set forth in Sections 1(t) and 1(u) hereof, and the indebtedness incurred in respect of the Indenture is priority lien debt;

(i) The Collateral Trustee shall have received (with a copy for each of the Purchasers) at the Time of Delivery:

(i) copies of all lien searches, together with copies of all financing statements (or equivalent filings) that name the Company or any Guarantor (under its present or previous names) as debtor (none of which shall cover collateral described in the Collateral Documents, except for Permitted Liens);

(ii) such releases, reconveyances, satisfactions or other instruments as it may reasonably request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust or any other monetary lien (other than Permitted Liens), except those assigned to the Collateral Trustee, or otherwise permitted in accordance with the terms of the Amended Mortgages, duly executed, delivered and acknowledged in recordable from by the grantee named therein or its of record success or assigns;

(iii) except for the Amended Mortgages related to certain Mortgaged Property located in Nova Scotia, Canada and certain leased Mortgaged Property located in Wickliffe, KY, for which the requirements of this Paragraph (iii) shall be satisfied promptly after receipt of the requisite consents or approvals, confirmation that the issuers of title insurance policies have accepted the Amended Mortgages for recording and will cause the Amended Mortgages to be duly filed and recorded promptly after the Time of Delivery and have agreed to issue to the Collateral Trustee, endorsement(s) to the existing title insurance policy or unconditional marked commitment or signed pro forma therefor insuring each Amended Mortgage to be a valid, enforceable and perfected first priority Lien securing the property described therein, free from all Liens except Permitted Liens, for the full amount stated in the title insurance polices as may reasonably be required by Collateral Trustee;

(iv) such other approvals, opinions, officer certificates, notices or documents with respect to the collateral as the Purchasers or the Collateral Trustee may reasonably request in form and substance reasonably satisfactory to each of them, including, a joinder to the Collateral Trust Agreement and a joinder to the Intercreditor Agreement executed, in each case, by the Trustee.

(j) The Company and each of the Guarantors shall have delivered executed copies of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement, the First Amendment to Pledge and Security Agreement and this Agreement to the Purchasers prior to or concurrently with the issuance of the Securities.

9. (a) The Company and each of the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document (including, but not limited to, any electronic roadshow), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any of the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel, which shall be limited to one counsel in each applicable jurisdiction) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantors and to any affiliate of the Company and each person, if any, who controls the Company or the Guarantors within the meaning of the Act.

10. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or any Guarantor, or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, none of the Company nor the Guarantors shall then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities and the Guarantees are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities and the Guarantees, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives as the representatives of the Purchasers.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative of the Purchasers at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or any Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary, with copies to Michael R. Littenberg, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York, 10022; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, any Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement.

16. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company or the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they have deemed appropriate. The Company and the Guarantors agree that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Each of the Company, the Guarantors and the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company (and the Company's employees, representatives, and other agents), the Purchasers and the Guarantors are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers' imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with applicable securities laws. For this purpose, "tax treatment" means US federal and state income tax treatment, and "tax structure" is limited to any facts that may be relevant to that treatment.

[Signature Pages to Follow]

Very truly yours,

NewPage Corporation

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Chillicothe Paper Inc.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Escanaba Paper Company

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Luke Paper Company

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Rumford Paper Company

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Wickliffe Paper Company LLC

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Upland Resources Inc.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Rumford Cogeneration, Inc.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Canadian Sales LLC

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Consolidated Papers Inc.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Energy Services LLC

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Port Hawkesbury Holding LLC

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Port Hawkesbury Corp.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

NewPage Wisconsin System Inc.

By: /s/ Douglas K. Cooper

Name: Douglas K. Cooper

Title: Vice President, General Counsel and Secretary

Accepted as of the date hereof:

Credit Suisse Securities (USA) LLC

By: /s/ Hayes Smith

Name: Hayes Smith

Title: Director

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

Citigroup Global Markets Inc.

By: /s/ Barbara R. Matas

Name: Barbara R. Matas

Title: Managing Director

On behalf of each of the Purchasers